                               BOCA RESEARCH, INC.

                   EXHIBIT 11 - CALCULATION OF SHARES USED IN
                        DETERMINING NET INCOME PER SHARE
                                   (Unaudited)

                               September 30, 1998

                                                                  Three Months Ended           Nine Months Ended
                                                                  September 30, 1998           September 30, 1998
                                                                  ------------------           ------------------
Shares outstanding at January 1, 1998 .........................        8,725,079                    8,725,079
Shares issued January 1, 1998 in connection with
  the 1992 Employee Stock Purchase Plan .......................           16,578                       16,578
Shares issued July 1, 1998 in connection with
  the 1992 Employee Stock Purchase Plan .......................           14,830                        4,943
                                                                       ---------                    ---------
Weighted average shares outstanding ...........................        8,756,487                    8,746,600
                                                                       =========                    =========


                               September 30, 1997

                                                                  Three Months Ended           Nine Months Ended
                                                                  September 30, 1997           September 30, 1997
                                                                  ------------------           ------------------
Shares outstanding at January 1, 1997 .........................        8,678,883                    8,768,883
Shares issued January 1, 1997 in
  connection with the 1992 Employee
  Stock Purchase Plan .........................................           12,178                       12,178
Shares issued in connection with a
  non-qualified stock option plan .............................           22,167                       20,747
Shares issued July 1, 1997 in connection with
  the 1992 Employee Stock Purchase Plan .......................           11,851                        3,950
                                                                       ---------                    ---------
Weighted average shares outstanding ...........................        8,725,079                    8,715,758
                                                                       =========                    =========

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